UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2016

PartnerRe Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation or Organization)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On March 18, 2016, PartnerRe Ltd. (the “Company”) completed its previously announced merger (the “Merger”) with Pillar Ltd. (“Merger Sub”), a Bermuda exempted company and a wholly owned subsidiary of Exor N.V. (“Parent”), a Dutch public limited liability company (naamloze vennootschap), whereby Merger Sub merged with and into the Company, with the Company surviving as a subsidiary of Parent.

The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of August 2, 2015, as amended, by and among the Company, Parent and Merger Sub and, solely with respect to specified sections thereof, EXOR S.p.A. (“EXOR”), a società per azioni organized under the laws of the Republic of Italy (as amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, upon the completion of the Merger, each common share of the Company, par value $1.00 per share, issued and outstanding immediately prior to the effective time of the Merger (excluding any common shares owned by the Company, Parent or any of their respective affiliates (“Excluded Shares”)) was converted into the right to receive $137.50 in cash, without interest (the “Merger Consideration”). In connection with the completion of the Merger, each holder of the Company’s common shares issued and outstanding immediately prior to the effective time of the Merger is also entitled to receive a special cash dividend of $3.00 per common share (the “Special Dividend”). In addition, on March 18, 2016, the Company declared a pro rata quarterly cash dividend in the amount of $0.13 per common share payable to the Company’s common shareholders of record on March 18, 2016.

A copy of the press release issued by the Company on March 18, 2016 announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Reports on Form 8-K filed with the SEC on August 3, 2015 and September 2, 2015 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, all of the Company’s common shares were cancelled and, other than Excluded Shares, were converted into the right to receive the Merger Consideration. Accordingly, on March 18, 2016, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that trading of the Company’s common shares on the NYSE be suspended. The Company also requested that the NYSE file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company’s common shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company’s common shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to such common shares. The Company’s preferred shares will continue to be listed on the NYSE and registered with the SEC following the closing of the Merger.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the consummation of the Merger on March 18, 2016, all of the outstanding common shares of the Company (other than the Excluded Shares) were converted into the right to receive the Merger Consideration. In connection with the completion of the Merger, each holder of the Company’s common shares issued and outstanding immediately prior to the effective time of the Merger is also entitled to receive the Special Dividend.

The information set forth in the Introduction and Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a subsidiary of Parent.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $6.1 billion, which was funded through a combination of cash on hand and loan facilities from Citigroup Global Markets Limited and Morgan Stanley Bank International Limited.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Upon the closing of the Merger on March 18, 2016, and pursuant to the terms of the Merger Agreement (and not due to any disagreement with the Company), all of the directors of the Company as of immediately prior to the closing of the Merger were automatically removed at the effective time of the Merger and replaced with the directors of Merger Sub, which consist of the following individuals: (i) John Elkann; (ii) Enrico Vellano; (iii) Mario Bonaccorso; (iv) Patrick Thiele; and (v) Brian Dowd. Mr. Elkann is the Chairman and Chief Executive Officer of EXOR and the Chairman and partner of Giovanni Agnelli e C. S.a.p.az, the controlling shareholder of EXOR. Mr. Vellano is the Chief Financial Officer of EXOR and Mr. Bonaccorso is the Managing Director of EXOR.

Effective upon the closing of the Merger, the Board dissolved all existing committees of the Board and established an Audit Committee. Brian Dowd and Patrick Thiele were appointed to the Audit Committee.

Resignation of David Zwiener as Interim Chief Executive Officer

In accordance with the terms of Mr. Zwiener’s employment agreement with the Company, his employment terminated upon the closing of the Merger, and he is deemed to have resigned from any position (including as an officer and a director) with the Company or any of its subsidiaries or affiliates, effective as of March 18, 2016. Pursuant to his employment agreement, as previously disclosed, Mr. Zwiener will be paid a cash bonus in the amount of $4,645,161, which amount was determined by the board of directors of the Company in recognition of his performance of his duties as interim Chief Executive Officer.

 Appointment of Mario Bonaccorso as Interim Chief Executive Officer

On March 18, 2016, the Company announced the appointment of Mr. Bonaccorso as the interim Chief Executive Officer of the Company, effective immediately and until his successor is duly appointed by the board of directors of the Company.  Mr. Bonaccorso will continue to receive his salary from EXOR, and the Company will reimburse EXOR for compensation payable by EXOR to Mr. Bonaccorso during this period.

Mario Bonaccorso, age 39, has been a Managing Director of EXOR since 2007, where he is responsible for investments and for the management of EXOR’s portfolio companies. Prior to joining EXOR, Mr. Bonaccorso worked as a Research and Development Telecom Engineer at Qualcomm Inc., as an engagement manager at McKinsey & Co. and as Chief Investment Officer of Jupiter Finance. Mr. Bonaccorso holds a Master of Science cum laude in Telecommunications Engineering at Politecnico di Torino University and a Master in Business Administration with honors from INSEAD. Mr. Bonaccorso has served on behalf of EXOR on the Board of Directors of Cushman  & Wakefield, Banijay Holding and Banca Leonardo and currently serves as a director of EXOR SA.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Merger Agreement, effective upon the effective time of the Merger, the bye-laws of Merger Sub became the bye-laws of the Company (the “Restated Bye-Laws”). The Restated Bye-Laws are attached as Exhibit 3.1, which is incorporated herein by reference.

Item 8.01	Other Events.

On March 18, 2016, the Company issued a press release announcing the closing of the Merger. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Bye-laws of PartnerRe Ltd.
99.1	Press Release dated March 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2016

PARTNERRE LTD.

By:	/s/ Marc Wetherhill
Name:	Marc Wetherhill
Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description
3.1	Bye-laws of PartnerRe Ltd.
99.1	Press Release dated March 18, 2016.